                                                                   Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

o  Form S-3       Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                  33-52281, 33-54093, 33-62903, 33-63663, 333-04809, 333-12439,
                  333-27155, 333-37992, 333-42575, 333-44549, 333-46628,
                  333-48474, 333-49442, 333-51201, 333-56088, 333-68949,
                  333-68989 and 333-90079; and

o  Form S-8       Nos. 33-21099, 33-28110, 33-29711, 33-32130, 33-38109,
                  33-39025, 33-40469, 33-43883, 33-43997, 33-47437, 33-50206,
                  33-51201, 33-51353, 33-51769, 33-51783, 33-52027, 33-52029,
                  33-59524, 33-64985, 333-02809, 333-02811, 333-12697,
                  333-25603, 333-38647, 333-41865, 333-49124, 333-51030,
                  333-56589, 333-65487, 333-77425 and 333-94905

of Citigroup Inc. of our report dated January 16, 2001, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the annual report and Form 10-K of Citigroup Inc. for the year ended December 31, 2000. Our report refers to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.


/s/ KPMG LLP

New York, New York
March 14, 2001